SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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eAUTOCLAIMS, INC.

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eAUTOCLAIMS, INC.
110 E. Douglas Road
Oldsmar, Florida 34677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 11 , 2006

The Annual Meeting of Stockholders of eAutoclaims, Inc., a Nevada corporation, will be held at 10:00 a.m., Eastern Standard Time, on Monday, February 13 , 2006 at 110 East Douglas Road, Oldsmar, Florida for the following purposes:

        1.       To elect five directors to serve until their successors are elected and qualified.

        2.       To approve an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 100,000,000 shares to 150,000,000 shares.

        3.       To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on December 21, 2005 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to mark, sign, date and promptly return the enclosed proxy so that your shares will be represented at the meeting.

By order of the Board of Directors

/s/   Larry C. Colton

Larry C. Colton
Secretary

January 11 , 2006

eAUTOCLAIMS, INC.
110 E. Douglas Road
Oldsmar, Florida 34677

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of eAutoclaims, Inc., a Nevada corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders of the Company to be held at 110 East Douglas Road, Oldsmar, Florida 34677, at 10:00 a.m., Eastern Standard Time, on Monday, February 13 , 2006, and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about January 12, 2006.

Voting Securities and Voting Rights

The close of business on December 21, 2005, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 66,195,050 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. Stockholders may not cumulate their votes for the election of Directors. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have no effect on the outcome of the vote on Item 1. Broker non-votes will not be counted in tabulations of the votes cast on Item 1 and will have no effect on the outcome of the vote.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR THE ELECTION OF THE NOMINEES NAMED HEREIN. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Annual Meeting.

Solicitation

The Company will pay for the cost of this solicitation and may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or email, without additional compensation.

Delivery of Proxy Materials and Annual Report to Households

The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as “householding.” Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company’s Annual Report and this proxy statement.

If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address, at which a single copy of the Company’s Annual Report and this proxy statement is delivered may obtain a separate Annual Report and/or proxy statement without charge by sending a written request to: eAUTOCLAIMS, INC., 110 East Douglas Road, Oldsmar, Florida 34677, Attention: Investor Relations, or by calling the Company at (813) 749-1020. The Company will promptly deliver an Annual Report and proxy statement upon request.

Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternately, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

Annual Report and Other Matters

Our Form 10-K for the fiscal year ended July 31, 2005 and our Form 10-Q for the three months ended October 31, 2005, which were mailed to stockholders with or preceding this proxy statement, contains financial and other information about the Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Report of the Audit Committee” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

WE WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2005 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE REPORTS ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors at no fewer than three or more than nine members. All directors are elected at each annual meeting of stockholders. Directors hold office for a term of one year or until their successors have been elected and qualified.

A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Nominees for Director

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

The following table sets forth certain information regarding our directors and nominees for directors.

Name	Age	Position
Jeffrey D. Dickson	62	Chairman of the Board
Eric Seidel	42	President, Chief Executive Officer, Director
Christopher Korge	51	Director
Nicholas D. Trbovich, Jr.	45	Director
John K. Pennington	50	Director

Jeffrey D. Dickson:

Mr. Dickson has been a director and the chairman of our board of directors since June, 2000. From May 1997 through November 1999, Mr. Dickson was the president and chief executive officer of First American AMO. From February 1995 through May, 1997, Mr. Dickson was the president and chief operating officer of Salex Corporation, a privately held company which provides nationwide risk/loss management services to corporate vehicle fleets. Mr. Dickson has served as an executive vice president of the American Bankers Insurance Group and president of Interloc Corp. Mr. Dickson was awarded a Masters of Business Administration degree from Harvard University in 1979.

Eric Seidel:

Mr. Seidel has been a director and our chief executive officer and president since June 1, 2000. From January 1, 2000 through May 31, 2000, Mr. Seidel was the chief executive officer and president of eAutoclaims, Inc., which was a privately held Delaware corporation, which merged with us. From September 1997 through December 1999, Mr. Seidel was employed as a senior executive officer of First American AMO. From August 1995 through June, 1997, Mr. Seidel was a senior executive at Salex Corporation, where, among other responsibilities, he was responsible for insurance company services. Mr. Seidel is a past president of the U.S. Junior Chamber of Commerce and currently serves as Chairman of the Upper Tampa Bay Regional (UTBR) Chamber of Commerce’s Trustee Counsel and as a member of the Executive Committee as Treasurer of the UTBR Chamber of Commerce.

Christopher Korge:

Mr. Korge has been a director since June 2000. He is the managing partner at the law firm of Korge & Powell, P.A., Miami, Florida. He received a J.D. degree from Temple School of Law in 1981 and a B.S. in Business Administration, from the University of Florida, in 1977. Mr. Korge’s firm represents several Fortune 500 corporations in various matters. Mr. Korge serves on numerous boards of directors and is a major shareholder in various companies, including two housing development companies and one ecommerce company, Intune Group Incorporated, a manufacturer and distributor of music merchandizing machines of which Mr. Korge is Chairman. Mr. Korge is Finance Vice Chairman of the Democratic National Committee. He is past Co-Chair of the Democratic National Committee Business Council.

Nicholas D. Trbovich, Jr.:

Mr. Trbovich, has been a director since June 2000. He is a director, vice president and Director of Corporate Development of AMEX-listed Servotronics, Inc., President of TSV ELMA, Inc. and TSV Franklinville, Inc. (both Servotronics subsidiaries), President and CEO of Ontario Knife Company (the U.S. Military’s largest supplier of bayonets and survival knives) and Chairman and CEO if its affiliate, Queen Cutlery Company. He is founder and owner of Aero, Inc., A fabricator of hot forged metal products.

John K Pennington:

Mr. Pennington has been a director since October 2004. He is founder, president and director since 2002 of Advantage Fund G.P. Limited, which serves as general partner of Canadian Advantage Limited Partnership and VC Advantage Limited Partnership, two technology investment funds. Mr. Pennington is also founder, president and director since 2001 of Canadian Equity Resources Corporation, a private investment firm. He holds a Bachelor of Arts (Economics) from Queen’s University, Kingston, Ontario, Canada and a Master of Business Administration from the University of Western Ontario, London, Ontario, Canada.

Responsibilities of the Board of Directors

The Board of Directors is responsible for ensuring that the Company is managed in the best interest of its stockholders. The Directors oversee the Company’s business. As part of this process, the Directors consult with the Company’s independent auditors.

The Board of Directors has four regularly scheduled meetings each year and additional meetings are scheduled as needed. In addition, the Board has an Audit Committee and a Nominating Committee that meet periodically and whose responsibilities are described below.

Our Board of Directors held five (5) meetings during the fiscal year ended July 31, 2005. Each of our directors attended at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2005, and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during fiscal 2005.

Audit Committee

The Audit Committee, which held five meetings during fiscal 2005 to review our three filings on Form 10Q and one filing on Form 10K, acts on behalf of the Board to oversee all material aspects of the Company’s reporting, control and audit functions. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. In addition, the Audit Committee reviews the adequacy of internal account, financial and operating controls and reviews the Company’s financial reporting compliance procedures. During fiscal 2005 Mr. Trbovich, Jr. was Chairman of the Audit Committee and served with Mr. Korge and Mr. Dickson. None of our Audit Committee members is a financial expert as defined under Item 401(h) of Regulations S-F. However, two Audit Committee members are not part of the Company’s management. We are an OTC:BB issuer and, accordingly, are not currently required to have a financial expert on our board.

Compensation Committee

The Compensation Committee, which held one (1) meeting during fiscal 2005, administers the Company’s Stock Option Plan, establishes the compensation of the Chief Executive Officer and sets policy for compensation of all senior management and directors. The Compensation Committee consists of Mr. Dickson, Mr. Trbovich, Jr. and Mr. Korge. During fiscal 2005, Mr. Korge served as Chairman of the Compensation Committee.

Nominating Committee

The Company does not currently have a standing nominating committee of the Board of Directors. The entire Board acts as the Company’s nominating committee.

Director Compensation

Two of our three outside Directors were paid an annual retainer of $25,000 during the fiscal year ended July 31, 2005. One individual, who became a Director in October 2004 was paid a prorated amount of

$19,178, which is equal to the time he served as a Director during the fiscal year. All of the Directors were paid in Company Stock for these retainers. In addition, each Director was entitled to $1,250 worth of Common Stock to be issued on a quarterly basis at the fair market value as of the end of each quarter. For the fiscal year ended July 31, 2005 we issued 67,144 shares to our outside directors under this arrangement. The three outside Directors also receive $6,000 per year for attending board meetings and $4,000 per year for attending committee meetings. The committee fee is raised from $4,000 to $8,000 per year, if they are the Chairperson of the committee. All of these fees were paid in Company Stock. If they don’t attend one or more committee or board meetings, their compensation is reduced accordingly.

The three outside Directors are also compensated with stock options at various points throughout the year. All these options have an exercise price set at the market value of the stock on the date of the granting of the option. The options vest after one year and have a term of five years. For the fiscal year ended July 31, 2005, the three outside Directors received 12,500 options each quarter, which were issued on January 21, 2005, January 31, 2005, April 30, 2005 and July 31, 2005 at exercise prices of $0.25, $0.30, $0.14 and $0.21, respectively, for a total of 50,000 options for two Directors and a 37,500 for the third Director (for 3 quarters of service), or 137,500 options in aggregate.

Management

The names of the Company’s executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below.

Name	Age	Position with the Company
Larry C. Colton	56	Chief Financial Officer
Reed Mattingly	36	Executive Vice President
David Mattingly	47	Chief Information Officer
Stacey Adams	33	Senior Vice President of Operations

Larry C. Colton, Chief Financial Officer. Mr. Colton became our Chief Financial Officer on May 1, 2005. Prior to becoming CFO, Mr. Colton was the Controller of eAutoclaims since December 2000. He has over 25 years experience in accounting and finance, having held a variety of positions in several industries. Between December 1997 and December 2000, prior to joining eAutoclaims, Mr. Colton was Vice President of an asset management division of Sky Financial Group. He holds a bachelor’s degree from Elmhurst College and a Masters of Business Administration degree from Northern Illinois University.

Reed Mattingly, Executive Vice President. Mr. Mattingly was formerly the Chief Operating Officer of eAutoclaims and VP Premier Express Claims prior to its acquisition by eAutoclaims in July of 2000. He has 16 years of experience in the automotive insurance services business. Mr. Mattingly currently leads our sales and marketing teams. Mr. Mattingly is responsible for growth in revenue from new and existing clients through the effective marketing and sales of existing eAutoclaims applications and services as well as identification and development of alternative revenue generating opportunities. In the previous position of COO for eAutoclaims, he was instrumental in significantly increasing revenue by working directly with national accounts and consistently providing excellent service to clients. He has also built and managed a 24-hour/7 day national claim reporting call center. Companies under his management have been known for a “high-tech, high-touch” approach to personalized customer service. He earned a degree in Business Management from the University of South Carolina.

David Mattingly, Chief Information Officer. David Mattingly began his career with eAutoclaims after our purchase of Premier Express Claims in 2000. Mr. Mattingly was the MIS Director of Premier and joined the eAutoclaims staff as the VP IT. In June 2002 Mr. Mattingly became the CIO and assumed the responsibility for developing new products and keeping the Company’s technology on the ‘cutting edge.’ He oversees and manages all eAutoclaims technology projects, LAN and WAN infrastructure, Intranet and Internet Programming Projects, and research and development endeavors. Mr. Mattingly has been in the Computer Technology field for over 24 years. He earned a BS Degree in Electronic Engineering Technology from the State University of New York during his seven-year tour with the United States Air

Force. Mr. Mattingly has several other Computer Technology & Engineering degrees as well as a MBA from Devry University’s Keller Graduate School of Management. Mr. Mattingly plans on attending Argosy University in 2006 for his Doctorate in Business Administration.

Stacey Adams, Sr. Vice President Operations. Ms. Adams has been with eAutoclaims since its inception in December 1999. She is formerly the Operations Manager of the Royal Care Division. She has over 6 years experience in the insurance and technology industries. Prior to eAutoclaims Ms. Adams was with a Senior Customer Account Representative/Account Executive with NetWireless, where she provided technical support and marketing support for the customers and sales team. Stacey earned a bachelor’s in communications from Arizona State University and carries agents license in Property & Casualty Insurance.

INFORMATION ABOUT EXECUTIVE COMPENSATION AND RELATED TRANSACTIONS

Summary Compensation Table

The following Summary Compensation Table sets forth information on compensation awarded to, earned by, or paid to our other most highly compensated executive officers (collectively, the “Executives”) for the fiscal years ended July 31, 2003, 2004 and 2005 for services in all capacities to the Company. Except as shown in the table, during the fiscal year ended July 31, 2005, no other executive officer or director received benefits or annual salary and bonus of $100,000 or more. Accordingly, the summary compensation table does not include compensation of those other executive officers.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name of Individual & Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards	Securities Underlying Options/SARs	Long-Term Incentive Plan Payouts	All Other Compensation
Eric Seidel	2003	$ 242,402	$ 37,500	-0-	-0-	165,000	-0-	-0-
President and	2004	$ 198,859	$ 19,752	-0-	-0-	1,075,000	-0-	-0-
Chief Executive Officer	2005	$ 182,250	$ 12,000	-0-	-0-	-0-	-0-	-0-

Reed Mattingly	2003	$ 104,931	-0-	-0-	-0-	30,000	-0-	-0-
Executive Vice President	2004	$ 121,320	$ 1,500	-0-	-0-	200,000	-0-	-0-
	2005	$ 108,478	$ 25,000	-0-	-0-	-0-	-0-	-0-

Scott Moore (2)	2003	$ 131,424	-0-	-0-	-0-	80,000	-0-	-0-
Chief Financial Officer	2004	$ 134,221	$ 1,500	-0-	-0-	150,000	-0-	-0-
	2005	$ 108,458	-0-	-0-	-0-	-0-	-0-	-0-

Dave Mattingly	2003	$ 100,185	-0-	-0-	-0-	30,000	-0-	-0-
Chief Information Officer	2004	$ 108,808	$ 1,500	-0-	-0-	150,000	-0-	-0-
	2005	$ 109,897	-0-	-0-	-0-	-0-	-0-	-0-

The cost to us of personal benefits, including premiums for life insurance and any other perquisites, to such executives do not exceed 10% of such executive’s annual salary and bonus.

(1)	Other annual compensation, including cell phones is less than 10% of the officers’ salaries and is therefore not disclosed above.
(2)	Mr. Moore resigned upon expiration of his employment agreement in April 2005.

Option/SAR Grants in Fiscal Year ended July 31, 2005

There were no Options/SAR grants made to officers in the fiscal year ended July 31, 2005.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table provides information with respect to the named officers concerning exercised and unexercised options in fiscal year ended July 31, 2005.

Name of Individual	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs at Fiscal Year End($) Exercisable/Unexercisable (2)
Eric Seidel	350,000	$ 52,500	726,667 / 13,333	$136,600 / $800
Reed Mattingly	-0-	-0-	220,000 / 10,000	$41,200 / $600
Scott Moore (3)	-0-	-0-	203,333 / 0	$33,867 / $0
Dave Mattingly	-0-	-0-	170,000 /10,000	$31,200 / 600
_________________
(1)	Value Realized represents the market value of the underlying securities on the exercise date minus the exercise price of such options.
(2)	Value Realized represents the market value of the underlying securities on 7/31/05 minus the exercise price of such options.
(3)	Mr. Moore resigned at the end of his contract in April, 2005

Employment Contracts and other Arrangements

Eric Seidel, President and Chief Executive Officer. In May 2005 the Company entered into a new two-year employment agreement with its President and Chief Executive Officer. The agreement specifies an annual base salary of $170,000, representing a voluntary pay cut in base taken by the CEO. If the Company generates positive cumulative EBITDA (which excludes non-cash compensatory and equity charges under GAAP) of greater than $50,000 for any three consecutive months, the base salary will be increased to $200,000. The individual will be entitled to receive a quarterly bonus equal to 3% of the Company’s EBITDA as computed under GAAP, which may be paid in cash or shares of the Company’s common stock, at the election of the individual. The individual shall also be entitled to receive an option to purchase 25,000 shares of the Company’s common stock, exercisable at the fair market price, for each month the Company has net income before taxes and extraordinary items, as computed in accordance with GAAP. These options vest over the remaining term of the employment agreement. The individual is entitled to a $750 per month automobile allowance and a $1000 per month personal allowance. The Company is required to issue the individual 1,000,000 shares of its common stock and has agreed to include the shares in the S-8 Registration Statement. If the individual loses his position for any reason other than for cause during the term of the agreement, he will receive a lump sum payment equal to two (2) times the current base salary. If the Company does not employ the individual beyond the expiration term of the agreement, he will receive his monthly base salary for the next twelve months. At the election of the individual, any compensation including severance or termination payments, may be made one-half (1/2) in cash and one-half (1/2) in the Company’s shares valued at 75% of the average closing price over the 30 trading days preceding the termination date. Any shares issued shall be registrable under a form S-8 and shall have “piggyback” registration rights.

Reed Mattingly, Executive Vice President – Sales. We entered into an employment agreement with Reed Mattingly. Mr. Mattingly is currently our Executive Vice President in charge of Sales. This agreement was effective May 1, 2005, and has a term of twenty-two (22) months. Under this agreement, Mr. Mattingly is entitled to an annual base salary of $93,500 through April 30, 2006. Mr. Mattingly will receive an automatic increase to his base salary of $6,500 upon the completion of a capital raise and an automatic increase of $16,500 to his base when the Company reaches an EBITDA of $1. From May 1, 2006 until the expiration of the contract on February 28, 2007, Mr. Mattingly’s base will be $130,000. Mr. Mattingly will receive 10,000 shares of the Company’s common stock per month, not to exceed 200,000 shares. The stock will vest upon the Company raising material working capital. Mr. Mattingly has the option of receiving 25% of the value of the common shares in cash. The value of the Company’s common shares will be based on the closing price on the day the shares become vested and the stock has piggy-back rights to the Company’s S-8 registration filing. Mr. Mattingly is entitled to bonus compensation as determined by the Company and may be paid in cash or issued in shares of the Company’s common stock on terms approved by the Company. Mr. Mattingly is entitled to participate in the “Executive Bonus Plan” as set forth by the Company and may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Mr. Mattingly is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverage and other benefits afforded our employees. He is entitled to a $700 per month automobile allowance. If we elect not to renew this agreement, then he is entitled to six (6) months severance pay at his then current base salary and will provide 90 days of consulting services to the Company upon his departure at the base pay in effect at that time of departure. During the term of his agreement and for a period of six (6) months after termination of his agreement, Mr. Mattingly is subject to a non-competition and restrictive covenant with us. This agreement supersedes the contract dated May 1, 2003.

Larry C. Colton, Chief Financial Officer. In May 2005, we entered into an employment agreement with Larry C. Colton, our Chief Financial Officer. This agreement has a term of twenty-two (22) months. Under this agreement, Mr. Colton is entitled to an annual base salary of $84,800 through April 30, 2006. He will receive an automatic adjustment to his base of $5,000 when the Company reaches an EBITDA of $1. From May 1, 2006 until February 28, 2007 Mr. Colton will receive an annual base salary of $99,678. Mr. Colton will receive 10,000 shares of the Company’s common stock per month, not to exceed 200,000 shares. The stock will vest upon the Company raising material working capital. Mr. Colton has the option of receiving 25% of the value of the common shares in cash. The value of the Company’s common shares will be based on the closing price on the day the shares become vested and the stock has piggy-back rights to the Company’s S-8 registration filing. Mr. Colton is entitled to bonus compensation as determined by the Company and may be paid in cash or issued in shares of the Company’s common stock on terms approved by the Company. Mr. Colton is entitled to participate in the “Executive Bonus Plan” as set forth by the Company and may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Mr. Colton is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverage and other benefits afforded our employees. He is entitled to an automobile allowance of $400 per month during the term of his agreement. If we elect not to renew this agreement, then he is entitled to six (6) months severance pay at his then current base salary. Mr. Colton has agreed not to compete with us during the term of this agreement and for a period of six (6) months after termination of this agreement. This agreement supersedes the contract dated May 1, 2003.

David Mattingly, Chief Information Officer. We have an employment agreement with Mr. Mattingly, effective May 1, 2005, which has a term of two (2) years. Under this agreement, Mr. Mattingly is entitled to an annual base salary of $125,000 through April 30, 2006., Mr. Mattingly will receive an automatic increase to his base salary of $5,000 upon the completion of a capital raise. His salary will increase to $148,000 when the Company reaches an EBITDA of $1. From May 1, 2006 until the expiration of the contract on April 30, 2007, Mr. Mattingly’s base will be $155,000 if the Company has achieved EBITDA of $1 in any month prior to May 1, 2006. If EBITDA of $1 has not been reached, Mr. Mattingly’s base will be $138,750. Mr. Mattingly also was issued 200,000 shares of common stock in October 2005 in connection with his new employment agreement. Mr. Mattingly will receive 10,000 shares of the Company’s common stock per month, not to exceed 200,000 shares. The stock will vest upon the Company raising material working capital. Mr. Mattingly has the option of receiving 25% of the value of the common shares in cash. The value of the Company’s common shares will be based on the closing price on the day the shares become vested and the stock has piggy-back rights to the Company’s S-8 registration filing. Mr. Mattingly is entitled to bonus compensation as determined by the Company and may be paid in cash or issued in shares of the Company’s common stock on terms approved by the Company. Mr. Mattingly is entitled to participate in the “Executive Bonus Plan” as set forth by the Company and may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Mr.

Mattingly is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverage and other benefits afforded our employees. He is entitled to a $400 per month automobile allowance. If we elect not to renew this agreement, then he is entitled to six (6) months severance pay at his then current base salary. If Mr. Mattingly resigns voluntarily with thirty (30) days written notice, he will provide consulting services to the Company for a period of ninety (90) days at his base salary rate in effect at the time of termination. During the term of his agreement and for a period of six (6) months after termination of his agreement, Mr. Mattingly is subject to a non-competition and restrictive covenant with us. This agreement supersedes the contract dated May 1, 2003.

Stacey Adams, Senior Vice President – Operations. We entered into an employment agreement with Stacey Adams. Ms. Adams is currently our Senior Vice President in charge of operations. This agreement was effective May 1, 2005, and has a term of eighteen (18) months. Under this agreement, Ms. Adams is entitled to an annual base salary of $72,250 through April 30, 2006. Ms. Adams will receive an automatic increase to her base salary of $5,000 upon the completion of a capital raise and an automatic increase of $12,750 to her base when the Company reaches an EBITDA of $1. From May 1, 2006 until the expiration of the contract on September 30, 2006, Ms. Adams’ base will be $100,000. Ms. Adams will receive 10,000 shares of the Company’s common stock per month. In the final month of her contract she will receive 30,000 shares for a total of 200,000 shares. The stock will vest upon the Company raising material working capital. Ms. Adams has the option of receiving 25% of the value of the common shares in cash. The value of the Company’s common shares will be based on the closing price on the day the shares become vested and the stock has piggy-back rights to the Company’s S-8 registration filing. Ms. Adams is entitled to bonus compensation as determined by the Company and may be paid in cash or issued in shares of the Company’s common stock on terms approved by the Company. Ms. Adams is entitled to participate in the “Executive Bonus Plan” as set forth by the Company and may elect to receive part or her entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Ms. Adams is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with her services. She may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverage and other benefits afforded our employees. She is entitled to a $400 per month automobile allowance. If we elect not to renew this agreement, then she is entitled to six (6) months severance pay at her then current base salary. During the term of her agreement and for a period of six (6) months after termination of her agreement, Ms. Adams is subject to a non-competition and restrictive covenant with us. This agreement supersedes the contract dated May 1, 2003.

Change of Control Shares

On March 27, 2003, as part of a employee and board member retention program the Board of Directors voted to grant certain employees (Mr. Seidel is not entitled to participate in the employee retention program) a total of 2,000,000 shares of our common stock or equivalent consideration thereof and the current and future board members 1,000,000 common shares if there is a change in control of greater than 50% ownership of the Company or a sale of all or substantially all it’s assets. Only those employees and board members employed or on the board at the time of the change will participate in the compensation.

Board Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors administers our Chief Executive Officer’s compensation package. The committee reviews, recommends and approves changes to our compensation policies and programs, makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and administers our stock option plans.

General Compensation Philosophy.   Our compensation programs are designed to directly align compensation with our performance and increases in stockholder value as measured by our stock price and to enable us to attract, retain and reward executives and employees needed to accomplish our goals.

The committee believes that executive pay should be linked to our overall performance. Therefore, we provide an executive compensation program, which includes base pay, long-term incentive opportunities through the use of stock options and, in some cases, cash bonuses.

Base Salary.   Base salary is designed primarily to be competitive with base salary levels in effect at high technology companies that area of comparable size and with which we compete for executive personnel. Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at comparable companies. Salaries for executive officers were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

Cash Performance Awards.   Cash performance awards, such as bonuses, will be tied to the achievement of performance goals, financial or otherwise, established by the committee. On June 2, 2003 the board approved a bonus plan based on achieve certain levels of profitability. If the management team achieves earnings per share of $0.01 to $0.10 per share then eight senior managers will split a total bonus pool ranging from $10,000 to $100,000 based on the level of profitability. The computation was tied to profitability to directly tie the employee bonuses to goals that will enhance shareholder value.

Stock Options.   In order to link the interests of our stockholders and senior management, we issue stock options. We believe that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure our success. Stock options generally have value for executive officers only if the price of our Common Stock increases above the fair market value of a share of Common Stock on the grant date and the officer remains in our employ for the period required for the options granted to such person to vest.

The number of shares subject to stock options granted is within the discretion of the Compensation Committee. In determining the size of stock option grants, the Compensation Committee considers the officer’s responsibilities, the expected future contribution of the officer to the Company’s performance and the number of shares, which continue to be subject to vesting under outstanding options. Stock options typically have been granted to executive officers when the executive first joins the Company. At the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s Common Stock.

Compensation for the Chief Executive Officer.   Mr. Seidel’s base salary for the fiscal year 2005 was determined by the employment agreements previously signed with Mr. Seidel dated February 1, 2003 and his new contract which began in May, 2005. The Compensation Committee believes that the employment agreement terms are in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation.   Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. In general, it is the Committee’s policy to qualify, to the maximum extent possible, executives’ compensation for deductibility under applicable tax laws.

Stock Options

We established the 1998 Stock Option Plan (the “1998 Plan”). The 1998 Plan is intended to provide the employees and directors of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company’s success. The 1998 Plan provides for the grant of options to directors and employees (including officers) of the Company to purchase up to an aggregate of twenty percent (20%) of the number of shares of Common Stock in the capital of the Company issued and outstanding from time to time less any shares of Common Stock reserved, set aside and made available pursuant to the terms of the Company’s employee share purchase plan (the “Share Purchase Plan”) and pursuant to any options for services rendered to the Company. The number of shares of Common Stock subject to options granted to any one person under the Plan, the Share Purchase Plan and options for services rendered to the Company may not at any time exceed five percent (5%) of the outstanding shares of Common Stock. The 1998 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1998 Plan, the number of shares subject to each option and the option price.

The 1998 Plan allows the Company to grant Non-Qualified Stock Options (“NQSOs”) not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of NQSO’s may not be less than the fair market value of the Common Stock on the date of grant. Options may not have a term exceeding ten years. Options are not transferable, except upon the death of the optionee.

During the fiscal year ended July 31, 2005 we issued 71,000 options to employees in accordance with the 1998 Plan. The Board members were issued 137,500 options in accordance with the Board compensation plan. All of these options are subject to vesting and are exercised at the current market price of our stock as of the date of issuance.

We have the right to increase the total amount of options, which may be issued so long as total outstanding options do not exceed 15% of the number of our fully diluted outstanding shares of Common Stock. Furthermore, in lieu of paying cash bonuses, the employees may be issued shares of our Common Stock at the then fair market value in an amount not to exceed 50% of that employee’s base salary. All of the options we have issued are subject to immediate vesting and are exercisable in the event of a change of control, which is defined as a sale of substantially all of our assets or a merger in which we are not the surviving entity.

As of September 30, 2005, we have issued, or reserved for issuance, 31,959,276 shares of our Common Stock relating to outstanding options and warrants which are categorized as follows:

Options issued to Directors	967,500	(1)
Options issued to Chief Executive Officer	1,215,000	(2)
Options issued in connection with acquisition of PEC	130,000	(3)
Options issued to Employees	2,784,824	(4)
Options issued to Consultants	38,929	(5)
Options Outstanding prior to eAutoclaims merger	4,000
Warrants relating to debentures	1,150,000	(6)
Warrants relating to private placement	20,919,863	(7)
Purchaser’s Warrants	480,000	(8)
Agent’s Warrants	264,385	(9)
Placement Agent warrants	4,004,775	(10)

Total	31,959,276

_________________
(1)	The options issued to our directors have strike prices ranging from $0.01 to $1.91 and are exercisable through April 9, 2011. See “Directors and Executive Officers-Directors Compensation”.

(2)	Mr. Seidel currently owns the following options with the following terms:

# of Options	Strike Price	# Vested	Expiration Date
100,000	$ 1.22	100,000	12/04/05
40,000	$ 1.01	40,000	01/10/06
40,000	$ 2.00	40,000	02/02/06
20,000	$ 1.26	20,000	03/02/06
50,000	$ 0.69	50,000	09/18/06
75,000	$ 0.55	75,000	03/27/07
40,000	$ 0.15	26,667	12/21/07
50,000	$ 0.10	50,000	04/07/08
25,000	$ 0.21	25,000	05/16/08
25,000	$ 0.39	25,000	06/15/08
25,000	$ 0.52	25,000	07/25/08
50,000	$ 0.32	50,000	08/29/08
25,000	$ 0.35	25,000	11/01/08
650,000	$ 0.01	650,000	03/10/14

1,215,000		1,201,667

During fiscal year ended July 31, 2005, Mr. Seidel exercised 350,000 options at a strike price of $.01, and 32,500 options with a strike price of $2.00 were canceled. See “Executive Compensation”and “Directors and Executive Officers — Employment Contracts and Other Matters”.

(3)	65,000 options immediately exercisable at $2.00 per share were issued to each of Randall K. Wright and Reed Mattingly. See “Executive Compensation — Employment Contracts and Other Matters”.

(4)	Represents options issued to our employees at exercise prices ranging from $0.01 to $2.00. 2,308,988 shares of these options are currently exercisable. The remaining options vest over a three-year term.

(5)	21,429 options were given to a public relations consultant with an exercise price of $0.49 per share. The other 17,500 options were given to a sales consultant with an exercise price of $0.01 per share and a term of ten years.

(6)	Represents warrants issued to the agents of the debenture investors, exercisable at a price range of $0.35 to $0.63 per share, with a term of 10 years.

(7)	Represents warrants issued to purchasers of common stock with an exercise price of between $0.16 and $0.75 per share, with a term of between 3 and 5 years.

(8)	Represents warrants issued to the purchasers of our Series A Preferred Stock. Of these warrants, 315,000 are exercisable at $0.35; 90,000 exercisable at $3.33; and 75,000 are exercisable at $2.60. See “Market for Common Equity and Related Stockholder Matters — Preferred Stock and Related Warrants”.

(9)	Represents warrants issued to Thomson Kernaghan and Greenfield Investments, as Agents, exercisable at $4.50, except for 76,220 warrants issued to Governor’s Road, which are exercisable at $0.35.

(10)	Represents 790,200 placement agent warrants to purchase a unit for $0.28. Each unit consists of one share of stock and one warrant to purchase another share of stock at $0.16. Also includes 1,616,250 placement agent warrants to purchase a unit for $0.16. Each unit consists of one share of stock and one-half warrant to purchase another share at $0.30.

The following table sets forth information with respect to our common stock that may be issued upon the exercise of outstanding options, warrants, and rights to purchase shares of our common stock as of September 30, 2005.

Plan Category	(a) Number of Securities To be Issued Upon Exercised of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column a)
Equity Compensation Plans
Approved by
Stockholders	1,902,466	$0.60	7,693,470	(4)
Equity Compensation Plans
Not Approved by
Stockholders (1)(2)(3)	8,216,287	$0.08	N/A

Total	10,118,753	$0.30

_________________
(1)	Includes options issued to our Chairman of the Board at $.01, and options issued to employees.

(2)	Includes 3,000,000 shares that may be issued in connection with a change of control, and 2,000,000 shares to be issued per management contracts

(3)	Excludes 26,823,023 warrants issued to investors in connection with capital raising transactions not approved by our stockholders.

(4)	Based on a Board of Directors imposed limit of 15%, not the 20% shown in the approved plan.

Shareowner Investment Performance

The graph and table below set forth a comparison of the cumulative shareowner return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the NASDAQ Composite Index and the Russell Microcap Index. The table compares the cumulative total return of the Company’s Common Stock assuming a $100 investment was made on July 31, 2000. The table and graph are not necessarily indicative of future investment performance.

	Fiscal Year Ended July
	2000	2001	2002	2003	2004	2005
eAutoclaims, Inc.	$100.00	$ 56.63	$11.65	$ 14.56	$ 12.30	$ 6.80
NASDAQ Composite Index	$100.00	$ 55.70	$36.15	$ 47.80	$ 51.89	$ 60.44
Russell Microcap Index	$100.00	$103.78	$88.54	$116.23	$136.21	$163.91

PROPOSAL TWO

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

General

The Company’s current Articles of Incorporation, as amended, provides for an authorized capitalization consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the record date, there were 66,195,050 shares of common stock outstanding. The Board of Directors believes that it is in the best interest of both the company and its stockholders to increase the authorized shares of common stock from 100,000,000 authorized shares to 150,000,000 shares. An increase in the number of shares of Common Stock will not affect our authorized shares of preferred stock. We will continue to have 5,000,000 shares of preferred stock authorized for issuance on terms deemed appropriate by our Board of Directors.

Purpose

The Board of Directors believes that this increase in authorized shares is to provide additional shares of Common Stock to allow sufficient shares being available for corporate purposes without further stockholder approval unless required by applicable law or regulation or the applicable rules of any national securities exchange. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for the operation of the Company through the issuance of additional shares or for general corporate purposes. The Company has no definite plan, commitment, agreement or understanding at this time to issue any shares of the proposed additional Common Stock.

Although the Company has sufficient shares of Common Stock to meet its existing obligations to issue Common Stock, our ability to issue additional options, warrants, or other rights convertible into shares of our Common Stock is limited. As of December 21, 2005, the Company had 66,195,050 shares of Common Stock outstanding and 100,000,000 shares authorized for issuance. After the issuance of all the shares of Common Stock that the Company is currently obligated to issue, and if all of its outstanding options and warrants were exercised and all convertible debentures were converted, the Company would have approximately 99,113,874 shares of Common Stock outstanding.

Effect of Issuance of Additional Shares of Common Stock

The issuance by the Company of any additional shares of common stock would dilute the equity interests of the existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of currently authorized shares of common stock.

Approval Required

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes requires the affirmative vote of the holders of a majority of the voting power of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information with respect to the beneficial ownership of our Common Stock as of September 30, 2005, by:

•	each person who we know beneficially owns more than 5% of our Common Stock;
•	each of our directors and each individual who serve as our named executive officers individually as of July 31, 2003; and
•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage (2)
Eric Seidel (3)	2,336,759	3.58%
Reed Mattingly (4)	757,472	1.17%
Larry Colton (5)	225,364	0.35%
Dave Mattingly (6)	276,204	0.43%
Stacey Adams (7)	238,135	0.37%
Jeffrey D. Dickson (8)	938,550	1.46%
Nicholas D. Trbovich, Jr. (9)	685,962	1.07%
Christopher Korge (10)	5,850,215	8.72%
John K. Pennington (11)	214,225	0.33%
Canadian Advantage Limited Partnership (12)	3,221,454	5.01%
Advantage (Bermuda) Fund, Ltd. (13)	1,191,497	1.86%
Kinderhook Partners, LP (14)	7,789,289	11.24%
William Lewis (15)	7,346,422	11.12%
Noble International Investments (16)	4,004,775	5.88%
Meadowbrook Opportunity Fund (17)	3,250,000	5.01%
Directors and officers as a group (9 persons) (18)	15,935,837	22.66%
_________________
(1)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, each such person is deemed to be the beneficial owner of shares of Common Stock held by such person on September 30, 2005, and any shares of Common Stock which such person has the right to acquire pursuant to securities exercisable or exchangeable for, or convertible into, Common Stock, within 60 days from such date. The address of each beneficial owner is in care of the Company, 110 East Douglas Rd, Oldsmar, Florida 34677.

(2)	Based on 64,089,574 shares of Common Stock outstanding at the close of business on September 30, 2005. Excludes: (i) shares currently issuable pursuant to outstanding options issued under Stock Option Plan; (ii ) shares issuable upon exercise of other outstanding warrants; and (iii) shares of our Common Stock issuable upon conversion of outstanding convertible notes. This amount excludes shares reserved for outstanding options and warrants. 1,000,000 warrants issued to Mr. Korge were included (see note 10 below).

(3)	400,000 shares of our Common Stock were issued to Mr. Seidel as founder shares. He acquired 12,341 in open market purchases and exercised 1,127,504 of options granted to him by the company. He subsequently gave up 104,753 in a divorce and sold another 300,000 shares. This amount also includes vested options to acquire 650,000 Common Shares at an exercise price of $.01 and options to acquire 551,667 Common Shares at exercise prices between $0.10 and $2.00. This amount excludes options, which are not vested over the next 60 days, to acquire 13,333 Common Shares at an exercise price of $0.15 that vest in December 2005. See “Executive Compensation — Employment Contracts and Other Matters”.

(4)	Mr. Reed Mattingly’s ownership consists of (i) 64,000 of our common shares issued to him in connection with the Premier Express Claims, Inc. merger, (ii) the issuance of 125,701 shares in satisfaction of a promissory note plus interest related to the Premier Express Claims, Inc. merger, (iii) the exercise of options to acquire 65,463 shares at an exercise price of $0.01 (iv) The sale of 100,000 shares, (v) the issuance of 192,308 shares as payment of a bonus, (vi) options to acquire 200,000 common shares at an exercise price of $.01 and (vii) options to acquire up to 210,000 shares at exercise prices between $0.15 to $2.00. This amount excludes unvested options to acquire up to 10,000 common shares at an exercise price of $0.15 that vest in December 2005. See “Executive Compensation”.

(5)	Mr. Colton’s ownership represents, (i) 35,031 common shares acquired through exercising options at $.01 per share, and (ii) options to acquire 85,000 common shares at an exercise price of $.01, and (iii) vested options to acquire up to 105,333 common shares at an exercise price between $0.15 and $1.75.

This amount excludes unvested options for 6,667 common shares at $0.15 that vest in December 2005. See “Executive Compensation – Employment Contracts and Other Matters”.

(6)	Mr. Dave Mattingly’s ownership consists of (i) 25,000 of our common shares issued to him when he exercised his options at $.01 per share, (ii) 1,500 shares that he purchased on the open market, (iii) the exercise of options to acquire 16,204 shares at an exercise price of $.01 (iv) The sale of 26,500 shares (v) options to acquire 150,000 common shares at an exercise price of $.01, (iv) options to acquire up to 110,000 shares at exercise prices between $0.15 and $2.00. This amount excludes unvested options to acquire up to 10,000 common shares at an exercise price of $0.15 that vest in December 2005 and excludes 200,000 shares issuable to Mr. Mattingly pursuant to his new employment agreement. See “Executive Compensation”.

(7)	Ms. Adams’ ownership consists of (i) 5,000 of our common shares issued to her when she exercised her options at $.01 per share, (ii) options to acquire 160,802 common shares at an exercise price of $.01, (iii) options to acquire up to 72,333 shares at exercise prices between $0.15 and $2.00. This amount excludes unvested options to acquire up to 6,667 common shares at an exercise price of $0.15 that vest in December 2005. See “Executive Compensation”.

(8)	Mr. Dickson’s ownership includes (i) 10,000 shares of our Common Stock issued as founder shares, (ii) 17,504 shares acquired in the open market, (iii) 1,046 shares issued to him for his service on the board, and (iv) the exercise of options to acquire 500,000 shares at an exercise price of $0.01. It also includes options to acquire up to 400,000 shares of our Common Stock at $0.01 and 10,000 shares at a price of $0.90. See “Directors and Executive Officers — Director Compensation”.

(9)	Mr. Trbovich, Jr.‘s ownership consists of (i) 463,882 shares issued to him for his service on the board, (ii) 2,080 shares that he purchased on the open market, (iii) 10,000 shares owned by Mr. Trbovich’s wife, of which he disclaims beneficial ownership, and (iv) options to acquire up to 210,000 shares at exercise prices between $0.13 and $1.91. This amount excludes unvested options to acquire up to 50,000 common shares at exercise prices of $0.14 to $0.30, which vest through July 31, 2006. See “Directors and Executive Officers — Director Compensation”.

(10)	Mr. Korge’s ownership consists of (i) 488,090 common shares relating to the conversion of $300,000 of our convertible debentures, which matured on September 30, 2001 at a conversion price of $0.63, (ii) 458,168 shares issued to him for his service on the board, (iii) 15,000 shares that he purchased on the open market, (iv) 107,527 shares purchased from the Company in August 2003, (v) warrants to acquire up to 1,000,000 shares of our Common Stock at a conversion price of $0.35 in connection with the issuance of our convertible debentures in 2001, (vi) warrants to acquire up to 892,857 shares of our Common Stock at a conversion price of $0.35 in connection with the issuance of our convertible debentures in 2004 (vii) 892,857 shares assume to have been converted as a result of the convertible debentures purchased on 4/23/04, (viii) 892,858 shares and warrants to acquire 892,858 shares of our Common Stock at $0.16 as a result of the Company not meeting certain claims volume targets in March and August, 2005 and (ix) options to acquire 210,000 shares at exercise prices between $0.13 and $1.91 for services as a director. This amount excludes unvested options to acquire up to 50,000 common shares at exercise prices of $0.14 to $0.30, which vest through July 31, 2006. See ” Directors and Executive Officers — Director Compensation”.

(11)	Mr. Pennington’s ownership represents 214,225 shares issued to him for his service on the board. See “Directors and Executive Officers – Director Compensation”.

(12)	Represents 2,991,504 shares and 229,950 warrants to acquire shares as reported on a Schedule 13D on or about August 15, 2005. John Pennington has investment decision-making authority for this entity. Excludes warrants to acquire up to 353,165 shares of our Common Stock issued as Purchaser and Agent Warrants in connection with the issuance of our Series A. Preferred Stock.

(13)	Represents 1,106,447 shares and 85,050 warrants to acquire shares as reported on a Schedule 13D on or about August 15, 2005. John Pennington has investment decision-making authority for this entity.

Excludes warrants to acquire up to 353,165 shares of our Common Stock issued as Purchaser and Agent Warrants in connection with the issuance of our Series A Preferred Stock.

(14)	Represents (i) 2,596,429 warrants issued in a private placement in the spring of 2004. Warrants have a three year term and were repriced from $0.35 to a strike price of $0.16 in January 2005 in accordance with the anti-dilution provisions of their original agreement in order to be consistent with the terms offered in the January 2005 capital raise, (ii) 2,596,430 shares and 2,596,430 warrants to purchase shares of Common Stock with a strike price of $0.16 as a result of the Company not meeting certain claims volume targets in March and August 2005.

(15)	Represents (i) 4,000,000 shares and 2,000,000 warrants to acquire shares of Common Stock in a private placement in January, 2005 and, (ii) 1,346,422 shares acquired as a result of the purchase of Common Shares sold in conjunction with the conversion of preferred stock in July, 2005.

(16)	Includes (i) 790,200 placement agent warrants to purchase a unit for $0.28. Each unit consists of one share of stock and one warrant to purchase another share of stock at $0.16, and (ii) 1,616,250 placement agent warrants to purchase a unit for $0.16. Each unit consists of one share of stock and one-half warrant to purchase another share at $0.30.

(17)	Represents (i) 1,500,000 shares and 750,000 warrants to acquire shares of Common Stock in a private placement in January, 2005 and (ii) 1,000,000 shares acquired as a result of the purchase of Common Shares sold in conjunction with the conversion of preferred stock in July, 2005.

(18)	Includes outstanding options and warrants to acquire up to 5,910,850 shares of our Common Stock issued to our officers and directors, which are currently exercisable. The total shares include 3,221,454 from Canadian Advantage Limited Partnership and 1,191,497 from Advantage (Bermuda) Fund Ltd for which Mr. Pennington has investment decision-making authority. Mr. Pennington disclaims beneficial ownership of these shares.

Certain Relationships and Related Transactions

As a result of the eAutoclaims (Del.) merger, we assumed obligations under a Consulting Agreement with Jeffrey D. Dickson. This agreement was effective December 1, 1999 and is renewable on an annual basis. Mr. Dickson agreed to provide Mr. Seidel, our Chief Executive Officer, day-to-day advisory services concerning management, capitalization, corporate structure, organizational, industrial and regulatory issues. In addition, Mr. Dickson agreed to serve as our Chairman of the Board of Directors.

In consideration for these consulting services Mr. Dickson was paid an annual consulting fee of $107,825, payable every two (2) weeks. In addition, Mr. Dickson was entitled to a non-interest bearing $126,500 line of credit that was originally established in fiscal year 2000. No borrowings were made subsequent to September 2002 or will be made in the future under this line of credit. As of July 31, 2005, $6,231 is still outstanding under this arrangement, after application of service credits as described below. Mr. Dickson is spending a substantial amount of his time dealing with administrative matters, investor relations and public relations. This frees up Mr. Seidel’s time to focus on sales and marketing. The Company and Mr. Dickson have agreed that $3,000 per month of his consulting fee will be withheld by the Company and used to reduce the outstanding balance under the line of credit. In June 2005 Mr. Dickson and the Company terminated the consulting arrangement described above. The Company subsequently entered into an agreement with a firm, which Mr. Dickson is associated with, to perform basically the same services as were being performed under the previous agreement. The Company will pay an annual fee of $74,100, payable every two weeks, to this firm. In addition, the firm will be paid an additional $3,100 for the first four months of the agreement to off-set additional start up costs. A total of $11,400 was paid to this firm for the fiscal year ended July 31, 2005.

We have entered into employment agreements with all of our senior management. For description of these employment agreements and related rights to our stock options, see “Executive Compensation — Employment Contracts and Other Arrangements.”

In fiscal year ended 2005 we issued 1,011,288 shares of our Common Stock to Michael T. Cronin, Esq., who is a partner in the law firm which serves as our corporate and securities counsel, in consideration for $175,351 of his services charged. All other charges incurred by us for other employees of his firm are paid in cash. As of July 31,2005, all these common shares have been earned.

On March 10, 2005 the Company issued Christopher Korge, one of our directors, 446,429 shares of the Company’s Common Stock and 446,429 three-year warrants with a strike price of $0.16 per share. These shares and warrants were issued to investors from a 2004 equity raise as a result of the Company not meeting certain claims volume requirements according to the agreement. In addition, on January 27, 2005 the Company adjusted the strike price from $0.35 to $0.16 per share on 892,857 warrants issued to Mr. Korge on June 24, 2004 as a result of the conversion of his convertible debenture. The re-pricing was in fulfillment of the anti-dilution provisions of his agreement and was triggered by the Company’s sale of additional securities at $0.16 in January of 2005.

Limitation of Directors Liability; Indemnification of Directors, Officers, Employees, and Agents

Our articles of incorporation eliminate the personal liability of any director of our company to us or our stockholders for money damages for breach of fiduciary duty as a director or officer, to the fullest extent allowed by the General Corporation Law of Nevada, or NGCL. Under the NGCL, directors and officers will not be individually liable to us or our stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The effect of these provisions in our articles of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. These provisions do not limit or eliminate our rights or the rights of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Our articles of incorporation require us to indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director of our company, to the fullest extent allowed by the NGCL. This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the NGCL, subject to the requirements of the NGCL. In addition, we, in our sole discretion, may indemnify and advance expenses, to the fullest extent allowed by the NGCL, to any person who incurs liability or expense by reason of such person acting as an officer, employee, or agent of our company, except where indemnification is mandatory pursuant to the NGCL, in which case we are required to indemnify to the fullest extent required by the NGCL.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee, which consisted of three directors during fiscal 2005.

The primary responsibility of the committee is to oversee our (a) financial reporting process on behalf of the board of directors, (b) system of internal accounting and financial controls, (c) outside auditors’ independence and performance, and (d) compliance with any legal compliance and ethics programs as may be established from time to time by the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors’ independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

The committee discussed with our independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held five meetings during fiscal 2005.

Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2005 for filing with the Securities and Exchange Commission. The committee and the board of directors also have recommended the selection of the independent auditors.

Management of the Company is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is not the Committee’s duty or the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee are accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Nicholas D. Trbovich, Jr., Chairman
Christopher Korge
Jeffrey D. Dickson

Compensation of Auditors

Audit Fees. Our independent auditors, Goldstein Golub Kessler LLP, billed the Company an aggregate of $92,500 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended July 31, 2004 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended July 31, 2005.

Financial Information Systems Design and Implementation Fees. Goldstein Golub Kessler LLP did not provide the Company any professional services for financial information systems design or implementation for the fiscal year ended July 31, 2005.

All other Fees. Goldstein Golub Kessler LLP billed the Company an aggregate of $14,660 in fees and expenses during the year ended July 31, 2005, primarily for the following professional services:

Audit related services	$9,660	(1)
Taxes	$2,500
All Other Fees-Sarbanes Oxley	$2,500

_________________
(1)	Audit related services include the review of Forms S-1 and S-8 related to the Company’s registration statements and related offerings and accounting advice

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the Forms 3, 4 and 5 filed during fiscal 2005 the registrant reasonably believes, except as described below, that each person who, at any time during the current fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock filed the appropriate form on a timely basis with respect to changes in such owner’s beneficial ownership of our common stock. Mr. Korge was delinquent on his Form 4 filing related to the acquisition of 12,500 options that occurred on or about January 21, 2005 and his March 10, 2005 acquisition of 446,429 additional units (shares of common stock and warrants) issued as required by the terms of the 2004 capital raise. Mr. Trbovich, Jr. was delinquent on his Form 4 filing related to the acquisition of 12,500 options that occurred on or about January 21, 2005. Mr. Reed Mattingly was delinquent on his Form 4 filing related to the acquisition of 192,308 common shares that occurred on July 29, 2005.

MATTERS TO BE PRESENTED

As of the date of this Proxy Statement, the only matter which management intends to present, or is informed that others will present, for action at the Annual Meeting, is the election of the Board of Directors. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

STOCKHOLDER PROPOSALS

Stockholders are entitled to present proposals for action at our 2006 Annual Meeting of Stockholders if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented for consideration at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company no later than July 31, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission, in order that they may be considered for inclusion in the Information Statement and form of proxy relating to that meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        The Securities and Exchange Commission rules permit registrants to send a single set of the annual report and proxy statement to any household at which two or more shareholders reside if the registrant believes they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

EXPENSES OF SOLICITATION

The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, Directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

By order of the Board of Directors

/s/   Jeffrey D. Dickson

Jeffrey D. Dickson
Chairman of the Board

January 11 , 2006
Oldsmar, Florida

eAUTOCLAIMS, INC.

REVOCABLE PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 13 , 2006
THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

The undersigned stockholder of eAUTOCLAIMS, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated January 11 , 2006, and hereby appoints Eric Seidel and Jeffrey D. Dickson , and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of eAUTOCLAIMS, INC., to be held on Monday , February  13 , 2006, at 10:00 a.m., Eastern Standard Time, at the offices of the Company, 110 E. Douglas Road, Oldsmar, Florida 34677, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.       ☒

		FOR all nominees listed at right (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed at right	NOMINEE

1.	ELECTION OF DIRECTORS:	☐	☐	Jeffrey D. Dickson Eric Seidel Christopher Korge Nicholas D. Trbovich, Jr. John K. Pennington

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list at right.

2.	Amend our Certificate of Incorporation to increase the number of authorized shares of common stock we are authorized to issue to 150,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Other matters that may come before the meeting.

If any other matters are properly brought before the Meeting (or any adjournments of the Meeting) the persons named as Proxies or their substitutes are authorized to vote upon such other matters in their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

Signature___________________________________	________________________________________ Signature if held jointly	Dated: ____________________, 2006.

NOTE:   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized personnel.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1.	Name of corporation: eAutoclaims.com, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

        ARTICLE IV   AUTHORIZED SHARES

        The Corporation is authorized to issue a total of 155,000,000 shares consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share and 150,000,000 shares of common stock having a par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:

        (a)       Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights, and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing the following:

        (i)       The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

        (ii)       The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative;

        (iii)       The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Corporation and the terms and conditions of such conversion or exchange;

        (iv)       Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

        (v)       The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;

        (vi)       The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

        (vii)       The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors my determine.

        (b)       Common Stock.   The Common Stock shall have the following powers, rights, qualifications, limitations and restrictions.

        (i)       After the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the state of Nevada, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

        (ii)       After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

        (iii)       Except as may otherwise be required by law or these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend the articles of incorporation to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

        (c)       Other Provisions.

        (i)       The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

        (ii)       Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation. whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

        (iii)       Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

        (iv)       The Corporation expressly elects not to be governed by the provisions of sections 78.378 to 78.3793, inclusive, and sections 78.411 to 78.115, inclusive, of the Nevada Revised Statutes, including any amended or successor provision thereto, which provisions shall not apply to the Corporation or any of its Stockholders.

        3.    The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ________________________.

        4.    Effective date of filing (optional):___________________________ (must not be later than 90 days after the certificate is filed)

        5.     Officer Signature (required):

/s/ Eric Seidel, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

        IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.